Exhibit 10.2

RESIGNATION FROM

THE BOARD OF DIRECTORS

AND ALL OFFICER POSITIONS

OF

STAR ALLIANCE INTERNATIONAL CORP.

The following is a true copy of the Resolution duly adopted by the CEO of the Corporation on the 31st day of July, 2017;

WHEREAS the undersigned was appointed as Director and CEO of the Corporation and has served in said capacity to date, she has determined at this time to formally RESIGN and renounce all further corporate designation with STAR ALLIANCE INTERNATIONAL CORP. and hereby formally RESIGNS, and severs any and all official roles regarding STAR ALLIANCE INTERNATIONAL CORP., and does hereby, by affixing, her signature hereto, officially as her last corporate act, DOES HEREBY RESIGN. This Resignation is not the result of any dispute with management.

DATED: 31st July, 2017

/s/ Somporn Phatchan

Somporn Phatchan